Exhibit 99.1
Performant Financial Corporation Announces Financial Results for Third quarter 2020

Livermore, Calif., November 10, 2020 - Performant Financial Corporation (Nasdaq: PFMT), (the "Company"), a leading provider of technology-enabled recovery and related analytics services in the United States, today reported the following financial results for its third quarter ended September 30, 2020:

Third quarter Financial Highlights

•Total revenues of $36.2 million, compared to revenues of $35.9 million in the prior year period
•Net income of approximately $2.0 million, or $0.04 per diluted share, compared to a net loss of $8.1 million, or $(0.15) per diluted share, in the prior year period.
•Adjusted net income was $3.2 million, or $0.06 per diluted share, compared to an adjusted net loss of $7.3 million or $(0.14) per diluted share in the prior year period
•Adjusted EBITDA of $3.8 million, compared to $(3.1) million in the prior year period

Third quarter 2020 Results

Total revenues in the third quarter were $36.2 million, an increase of $0.3 million, or 1% from revenues of $35.9 million in the prior year period. Healthcare revenues in the third quarter of 2020 were $17.6 million, an increase of $6.8 million, or 63%, from revenues of $10.8 million in the prior year period. Recovery revenues in the third quarter were $15.4 million, a decrease of $5.5 million, or 26%, from revenues of $20.9 million in the prior year period. Revenues from our Customer Care / Outsourced Services in the third quarter were $3.2 million, a decrease of $1.0 million, or 24%, from revenues of $4.2 million in the prior year period.

Net income for the third quarter was $2.0 million, or $0.04 per share on a diluted basis, compared to net loss of $8.1 million, or $(0.15) per share on a diluted basis, in the prior year period. Adjusted net income for the third quarter was $3.2 million, or $0.06 per share on a diluted basis, compared to an adjusted net loss of $7.3 million, or $(0.14) per diluted share, in the prior year period. Adjusted EBITDA for the third quarter was $3.8 million as compared to $(3.1) million in the prior year period.

As of September 30, 2020, the Company had cash, cash equivalents and restricted cash of approximately $17.3 million.

Business Commentary and Outlook

“Our results in the third quarter reflect the resiliency of our businesses as well as our overall management of operational workflows throughout this pandemic,” stated Lisa Im, CEO of Performant. “COVID-19 continues to affect multiple aspects of our business. Within Healthcare, the pandemic related disruption were limited to our audit work. Within Recovery, we received work stoppage requests from multiple clients, and the U.S. Federal government has suspended the involuntary collections of payments for student loans originated by the Department of Education through December 31,2020. Thankfully, the majority of these work stoppages across our Healthcare and Recovery businesses, with the exception of the moratorium on student loans collections, were lifted during the third quarter, and we have resumed ramping back up with most of these clients.”

“Furthermore, we recently announced, and are excited about the progress we have made with our Premium Accuracy offering, a Medicare Secondary Payer (MSP) service for Medicare Advantage Plans. With over four million lives already under contract, we anticipate that figure to grow as additional payers are attracted to our exceptional speed to savings, which is made possible by the combination of our proprietary platform and extensive knowledge in the Medicare Secondary Payer space,” continued Im.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, to supplement our consolidated financial statements, the Company presents adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per diluted share. These measures are not in accordance with accounting principles generally accepted in the United States of America (US GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income (loss) to net income (loss) determined in accordance with US GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income (loss) in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income (loss) provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income (loss) has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under US GAAP. In particular, many of the adjustments to our US GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Earnings Conference Call

The Company will hold a conference call to discuss its third quarter 2020 results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performantcorp.com. The conference call is also available by dialing 877-705-6003 (domestic) or 201-493-6725 (international).

A replay of the call will be available on the Company's website or by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13712903. The telephonic replay will be available approximately three hours after the call, through November 17, 2020.

About Performant Financial Corporation

Performant helps government and commercial organizations enhance revenue and contain costs by preventing, identifying and recovering waste, improper payments and defaulted assets. Performant is a leading provider of these services in several industries, including healthcare, student loans and government. Performant has been providing recovery audit services for more than nine years to both commercial and government clients, including serving as a Recovery Auditor for the Centers for Medicare and Medicaid Services.

Powered by a proprietary analytic platform and workflow technology, Performant also provides professional services related to the recovery effort, including reporting capabilities, support services, customer care and stakeholder training programs meant to mitigate future instances of improper payments. Founded in 1976, Performant is headquartered in Livermore, California.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our outlook for revenues, net income (loss), and adjusted EBITDA in 2020 and beyond. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the material adverse impact of the COVID-19 pandemic on our business, results of operations and financial condition as well as on the business operations and financial performance of many of our customers, that the Company may not have sufficient cash flows from operations to fund ongoing operations and other liquidity needs, that the Company’s indebtedness could adversely affect its business and financial condition and could reduce the funds available for other purposes and the failure to comply with covenants contained in its credit agreement could result in an event of default that could adversely affect its results of operations, that the Company faces a long period to implement a new contract which may result in the incurring of expenses before the receipt of revenues from new client relationships, the high level of revenue concentration among the Company's largest customers and any termination in the Company’s relationship with any of our significant clients would result in a material decline in our revenues, that many of the Company's customer contracts are subject to periodic renewal, are not exclusive, do not provide for committed business volumes and may be changed or terminated unilaterally and on short notice, that the Company may not be able to manage its potential growth effectively, that the Company faces significant competition in all of its markets, that continuing limitations on the scope of our audit activity under our RAC contracts have significantly reduced our revenue opportunities with this client, that the U.S. federal government accounts for a significant portion of the Company's revenues, that future legislative and regulatory changes may have significant effects on the Company's business, that failure of the Company's or third parties' operating systems and technology infrastructure could disrupt the operation of the Company's business and the threat of breach of the Company's security measures or failure or unauthorized access to confidential data that the Company possesses. More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2019 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations

Contact Information
Richard Zubek
Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	September 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$15,655	$3,373
Restricted cash	1,622	1,622
Trade accounts receivable, net of allowance for doubtful accounts of $21 and $237, respectively	22,414	27,170
Contract assets	2,862	1,339
Prepaid expenses and other current assets	2,846	3,329
Income tax receivable	3,719	164
Total current assets	49,118	36,997
Property, equipment, and leasehold improvements, net	17,647	18,769
Identifiable intangible assets, net	748	925
Goodwill	47,372	74,372
Right-of-use assets	4,948	6,834
Other assets	1,160	975
Total assets	$120,993	$138,872
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of notes payable to related party, net of unamortized debt issuance costs of $1,285 and $130, respectively	$60,440	$3,320
Accrued salaries and benefits	5,045	6,126
Accounts payable	1,372	2,532
Other current liabilities	4,199	3,576
Deferred revenue	1,062	83
Estimated liability for appeals and disputes	1,033	1,018
Lease liabilities	2,338	2,775
Total current liabilities	75,489	19,430
Notes payable to related party, net of current portion and unamortized debt issuance costs of $0 and $2,301, respectively	—	58,562
Earnout payable	375	475
Lease liabilities	3,514	4,984
Other liabilities	3,962	1,796
Total liabilities	83,340	85,247
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at September 30, 2020 and December 31, 2019 respectively; issued and outstanding 54,735 and 53,900 shares at September 30, 2020 and December 31, 2019, respectively	5	5
Additional paid-in capital	82,326	80,589
Accumulated deficit	(44,678)	(26,969)
Total stockholders’ equity	37,653	53,625
Total liabilities and stockholders’ equity	$120,993	$138,872

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	$36,228	$35,903	$115,901	$106,609
Operating expenses:
Salaries and benefits	23,522	28,771	74,493	86,816
Other operating expenses	10,813	12,948	32,075	37,112
Impairment of goodwill	—	—	27,000	—
Total operating expenses	34,335	41,719	133,568	123,928
Income (loss) from operations	1,893	(5,816)	(17,667)	(17,319)
Interest expense	(1,569)	(2,166)	(5,827)	(5,260)
Interest income	6	11	18	33
Income (loss) before provision for (benefit from) income taxes	330	(7,971)	(23,476)	(22,546)
Provision for (benefit from) income taxes	(1,644)	99	(5,767)	412
Net income (loss)	$1,974	$(8,070)	$(17,709)	$(22,958)
Net income (loss) per share
Basic	$0.04	$(0.15)	$(0.33)	$(0.43)
Diluted	$0.04	$(0.15)	$(0.33)	$(0.43)
Weighted average shares
Basic	54,684	53,665	54,299	53,366
Diluted	54,710	53,665	54,299	53,366

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(17,709)	$(22,958)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss on disposal of assets	88	7
Impairment of goodwill	27,000	—
Depreciation and amortization	4,072	6,698
Right-of-use assets amortization	1,886	1,913
Stock-based compensation	1,997	1,743
Interest expense from debt issuance costs	1,145	896
Earnout mark-to-market	(162)	(1,086)
Changes in operating assets and liabilities:
Trade accounts receivable	4,756	354
Contract assets	(1,523)	(1,159)
Prepaid expenses and other current assets and other assets	298	(219)
Income tax receivable	(3,555)	179
Accrued salaries and benefits	(1,081)	1,236
Accounts payable	(1,160)	460
Deferred revenue and other current liabilities	1,664	280
Estimated liability for appeals and disputes	15	159
Lease liabilities	(1,907)	(2,066)
Other liabilities	2,168	187
Net cash provided by (used in) operating activities	17,992	(13,376)
Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(2,862)	(4,101)
Net cash used in investing activities	(2,862)	(4,101)
Cash flows from financing activities:
Repayment of notes payable	(2,588)	(1,750)
Debt issuance costs paid	—	(68)
Taxes paid related to net share settlement of stock awards	(260)	(466)
Proceeds from exercise of stock options	—	34
Borrowings from notes payable	—	21,000
Net cash (used in) provided by financing activities	(2,848)	18,750
Net increase in cash, cash equivalents and restricted cash	12,282	1,273
Cash, cash equivalents and restricted cash at beginning of period	4,995	7,275
Cash, cash equivalents and restricted cash at end of period	$17,277	$8,548

Reconciliation of the Consolidated Statements of Cash Flows to the Consolidated Balance Sheets:
Cash and cash equivalents	$15,655	$6,888
Restricted cash	1,622	1,660
Total cash, cash equivalents and restricted cash at end of period	$17,277	$8,548
Non-cash financing activities:
Recognition of warrants issued in debt financing	$—	$1,165

Supplemental disclosures of cash flow information:
Cash received for income taxes	$2,280	$87
Cash paid for interest	$4,616	$4,363

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Adjusted EBITDA:
Net income (loss)	$1,974	$(8,070)	$(17,709)	$(22,958)
Provision for (benefit from) income taxes	(1,644)	99	(5,767)	412
Interest expense (1)	1,569	2,166	5,827	5,260
Interest income	(6)	(11)	(18)	(33)
Depreciation and amortization	1,277	2,141	4,072	6,698
Impairment of goodwill (5)	—	—	27,000	—
Non-core operating expenses (7)	—	244	—	309
Earnout mark-to-market (6)	—	(174)	(162)	(1,086)
Stock-based compensation	657	525	1,997	1,743
Adjusted EBITDA	$3,827	$(3,080)	$15,240	$(9,655)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Adjusted Net Income (Loss):
Net income (loss)	$1,974	$(8,070)	$(17,709)	$(22,958)
Stock-based compensation	657	525	1,997	1,743
Amortization of intangibles (2)	58	65	176	176
Impairment of goodwill (5)	—	—	27,000	—
Deferred financing amortization costs (3)	249	353	1,145	896
Earnout mark-to-market (6)	—	(174)	(162)	(1,086)
Tax adjustments (4)	265	(279)	(8,293)	(561)
Adjusted net income (loss)	$3,203	$(7,336)	$4,154	$(21,481)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Adjusted Net Income (Loss) Per Diluted Share:
Net income (loss)	$1,974	$(8,070)	$(17,709)	$(22,958)
Plus: Adjustment items per reconciliation of adjusted net income (loss)	1,229	734	21,863	1,477
Adjusted net income (loss)	3,203	(7,336)	4,154	(21,481)
Adjusted net income (loss) per diluted share	$0.06	$(0.14)	$0.08	$(0.40)
Diluted average shares outstanding (7)	54,710	53,665	54,363	53,366

(1)Represents interest expense and amortization of issuance costs related to the refinancing of our indebtedness.
(2)Represents amortization of intangibles related to the acquisition of Performant by an affiliate of Parthenon Capital Partners in 2004.
(3)Represents amortization of capitalized financing costs related to our Credit Agreement.
(4)Represents tax adjustments assuming a marginal tax rate of 27.5% at full profitability.
(5)Represents a non-cash goodwill impairment charge in 2020 mainly due to the decrease of our market capitalization in the first half of 2020.
(6)Represents the change from prior reporting periods in the fair value of the potential earnout consideration payable to ECMC group in connection with the Premiere acquisition.
(7)While net loss for the nine months ended September 30, 2020 is ($17,553), the computation of adjusted net income (loss) results in adjusted net income of $4,154. Therefore, the calculation of the adjusted net income per diluted share for the nine months ended September 30, 2020 includes dilutive common share equivalents of 64 added to the basic weighted average shares of 54,299.